                                                                          Part I
                                                                      Exhibit 11
                               HARSCO CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (dollars in thousands except per share)

           ----------------------------------------------------------



                                           3 MONTHS ENDED SEPT. 30                    9 MONTHS ENDED SEPT. 30
                                      ----------------------------------         ----------------------------------
                                           1995                1994                   1995               1994
                                      ---------------    ---------------         ---------------    ---------------
Net income                             $       18,400       $     22,338           $      68,419     $       58,513
                                        =============        ===========            ============      =============

Average shares of common stock
    outstanding used to compute
    earnings per common share              25,312,553         25,150,174              25,261,634         25,093,574

Additional common shares to be
    issued assuming exercise of
    stock options, net of shares
    assumed reacquired                        169,001             79,399                 186,276             93,336
                                        -------------        -----------            ------------      -------------

Shares used to compute dilutive
    effect of stock options                25,481,554         25,229,573              25,447,910         25,186,910
                                        =============        ===========            ============      =============

Fully diluted net income per
    common share                       $         0.72       $       0.88           $        2.69     $         2.32
                                        =============        ===========            ============      =============

Net income per common share            $         0.73       $       0.89           $        2.71     $         2.33
                                        =============        ===========            ============      =============